Exhibit 15.3
March 30, 2022

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by AerCap Holdings N.V. pursuant to Item 304(a)(1) of Regulation S-K (copy attached), which we understand will be filed with the Securities and Exchange Commission as part of the Form 20-F of AerCap Holdings N.V. dated March 30, 2022. We agree with the statements concerning our Firm contained therein.

Very truly yours,

PricewaterhouseCoopers
Dublin, Ireland